Exhibit 99.1

Luna Innovations Incorporated Reports Second Quarter 2015 Financial Results
Adjusted EBITDA of $0.6 million and net loss of $(2.2) million, including non-recurring merger-related expenses of $1.7 million, for the second quarter of 2015, the company's first reporting period following its merger with Advanced Photonix, Inc.

(ROANOKE, VA, August 11, 2015) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three months and six months ended June 30, 2015, the company's first reporting period following its merger with Advanced Photonix, Inc. ("API").
The company's adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $0.6 million for the second quarter of 2015 compared to an Adjusted EBITDA loss of $(0.5) million for the second quarter of 2014. Net loss for the second quarter of 2015 was $(2.2) million compared to a net loss of $(0.9) million for the second quarter of 2014. For the six months ended June 30, 2015, Adjusted EBITDA was $0.2 million compared to $(2.0) million for the first six months of 2014. Net loss for the six months ended June 30, 2015 was $(4.8) million compared to net income of $7.6 million for the first six months of 2014.
“Our positive Adjusted EBITDA in this first quarter following our merger with Advanced Photonix clearly demonstrates the value that we expected to achieve in combining these two companies,” said My Chung, president and chief executive officer of Luna. "With the expected level of deployment of new fiber optic networks, including 100G networks in Asia and North America, creating significant potential demand for our high speed optical receiver and detector products and with the rate of growth that we have seen in our historical test and measurement equipment, I believe we are well positioned for growth."

•	Total revenues for the second quarter of 2015 were $10.0 million, including revenues from API's business from the date of the closing of the merger on May 8, 2015 through June 30, 2015.

•	Products and licensing revenues for the second quarter of 2015 were $6.3 million, including revenues from API's business from the closing of the merger through June 30, 2015.

◦	Revenues from sales of legacy Luna products increased $0.7 million, or 35%, for the second quarter of 2015 compared to the second quarter of 2014.

•	Gross margin for the second quarter of 2015 improved to 42% compared to 38% for the second quarter of 2014.
"With our potential for accelerated growth and spreading our operating costs over a broader revenue base, we remain excited about the opportunity for improved financial results in the coming periods,” Chung said.
Second Quarter Financial Summary

Total revenues for the three months ended June 30, 2015, were $10.0 million, compared to $5.2 million for the same period of 2014. Revenues of $10.0 million included $4.0 million of revenue from the operations of API for the period from May 8, 2015, the date of the closing of the merger, through June 30, 2015. The increase in legacy Luna revenues resulted primarily from growth in the products and licensing segment, whose revenues grew by 35% to $2.7 million during the second quarter of 2015, compared to $2.0 million during the same period in 2014, driven by increased sales of the company's ODiSI products for measurement of strain and temperature.
Gross profit increased to $4.2 million, or 42% of total revenues, for the three months ended June 30, 2015, compared to gross profit of $2.0 million, or 38% of total revenues, for the same period in 2014. The improved margin resulted from the change in revenue mix, with products and licensing revenues, which typically provide a higher gross margin than technology development revenues, representing a higher proportion of total revenues in the second quarter of 2015. This change in revenue mix was attributable to the merger, as well as growth in sales of Luna's products.
Selling, general and administrative expenses increased to $5.5 million for the second quarter of 2015, compared to $2.5 million for the second quarter of 2014. Selling, general and administrative expenses of $5.5 million in the second quarter of 2015 included $1.7 million of non-recurring costs associated with the merger. Selling, general and administrative expenses for the three months ended June 30, 2015 also include $0.3 million in incremental depreciation and amortization expense due to the accounting for the merger with API and the related step up in bases of the API assets acquired.
Research, development and engineering expenses increased to $0.8 million for the second quarter of 2015 compared to $0.5 million for the second quarter of 2014. Research, development and engineering expenses for the second quarter of 2015 included $0.4 million of costs from the operations of API from the date of the closing of the merger through June 30, 2015.
Growth in revenues and margins were offset by increased operating expenses, particularly as a result of the costs incurred in connection with the merger, resulting in an operating loss of $(2.1) million for the second quarter of 2015 compared to an operating loss of $(1.0) million for the same period in 2014. Excluding the $1.7 million of non-recurring transaction expenses related to the merger, the company's operating loss would have been $(0.4) million for the second quarter of 2015, an improvement of $0.6 million compared to the second quarter of 2014.
Net loss attributable to common stockholders for the second quarter of 2015 was $(2.2) million compared to a net loss attributable to common stockholders of $(0.9) million during the second quarter of 2014.
Adjusted EBITDA improved to $0.6 million for the second quarter of 2015, compared to $(0.5) million for the second quarter of 2014.

Year to Date Financial Summary
For the six months ended June 30, 2015, revenues were $15.4 million compared to $9.7 million for the six months ended June 30, 2014. Revenues for the six months ended June 30, 2015 included $4.0 million of revenues from API during the period from the closing of the merger with API through June 30, 2015. Revenues from Luna's legacy business grew $1.7 million, or 17% for the first six months of 2015 compared to the first six months of 2014. The increased revenue from Luna's legacy business resulted primarily from increased sales of the company's ODiSI and Optical Backscatter Reflectometer products.
Gross profit increased to $6.5 million, or 42% of total revenues, for the six months ended June 30, 2015 compared to $3.5 million, or 36% of total revenues for the first six months of 2014. The improved margin is attributable to the greater proportion of product sales within the total revenue mix as a result of the addition of revenues from API's business in the company's operating results as well as the continued growth in sales of the legacy Luna products.
Selling, general and administrative expenses increased to $10.1 million for the six months ended June 30, 2015 compared to $5.2 million for the six months ended June 30, 2014. Selling, general and administrative expenses for the first six months of 2015 include $3.5 million of non-recurring merger- related expenses. Research, development and engineering costs were $1.1 million for the six months ended June 30, 2014 compared to $1.2 million for the first six months of 2014. Research, development and engineering expenses for the first half of 2015 included $0.2 million in labor and associated benefit costs of the company's medical shape sensing business that it sold in January 2014. Research, development and engineering expenses for the first half of 2015 include $0.4 million of expenses related to the operations of API for the period from the closing of the merger through June 30, 2015.
Net loss attributable to common stockholders was $(4.8) million for the six months ended June 30, 2015 compared to net income attributable to common stockholders of $7.6 million for the six months ended June 30, 2014. Net income for the first half of 2014 was favorably impacted by an after-tax gain on discontinued operations of $9.3 million resulting from the sale of the company's medical shape sensing business in January 2014. Adjusted EBITDA improved to $0.2 million for the six months ended June 30, 2015 compared to adjusted EBITDA loss of $(2.0) million for the six months ended June 30, 2014.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course, including expenses incurred in connection with Luna's merger with API. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the second quarter of 2015. The call can be accessed by dialing 855.236.2056 domestically or 267.753.2162 internationally prior to the start of the call. The participant access code is 3056296. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) develops, manufactures and markets fiber optic sensing, test and measurement products and is focused on bringing new and innovative technology solutions to measure, monitor, protect and improve critical processes in the aerospace, automotive, energy, composite, telecommunications and defense industries. Following its merger with Advanced Photonix, Inc., the company also packages optoelectronic semiconductors into high speed optical receivers (HSOR products), custom optoelectronic subsystems (Optosolutions products) and Terahertz (THz) instrumentation. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding the company’s future financial performance, operating results and future growth of the company’s business, greater capabilities following the completion of the merger with API, potential demand for the company's high speed optical receiver and detector products, and potential for improved financial performance. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, integration or other operational issues related to the merger, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$3,219,435	$3,728,271	$5,894,887	$6,603,786
Products and licensing revenues	2,008,862	6,297,475	3,805,291	8,761,062
Total revenues	5,228,297	10,025,746	9,700,178	15,364,848
Cost of revenues:
Technology development costs	2,388,801	2,576,145	4,413,956	4,659,769
Products and licensing costs	851,490	3,252,627	1,746,130	4,219,317
Total cost of revenues	3,240,291	5,828,772	6,160,086	8,879,086
Gross Profit	1,988,006	4,196,974	3,540,092	6,485,762
Operating expense:
Selling, general and administrative	2,466,626	5,518,656	5,221,704	10,087,609
Research, development and engineering	484,509	801,221	1,233,663	1,136,111
Total operating expense	2,951,135	6,319,877	6,455,367	11,223,720
Operating loss	(963,129)	(2,122,903)	(2,915,275)	(4,737,958)
Other income/(expense):
Other income, net	29,325	4,264	111,431	4,109
Interest expense	(27,302)	(49,966)	(59,667)	(59,103)
Total other income/(expense)	2,023	(45,702)	51,764	(54,994)
Loss from continuing operations, before income taxes	(961,106)	(2,168,605)	(2,863,511)	(4,792,952)
Income tax (benefit)/expense	(375,983)	—	(1,145,173)	2,808
Net loss from continuing operations	(585,123)	(2,168,605)	(1,718,338)	(4,795,760)
(Loss)/income from discontinued operations, net of income taxes	(330,716)	—	9,342,723	—
Net (loss)/income	(915,839)	(2,168,605)	7,624,385	(4,795,760)
Preferred stock dividend	27,334	20,021	56,870	46,581
Net (loss)/income attributable to common stockholders	$(943,173)	$(2,188,626)	$7,567,515	$(4,842,341)
Net loss per share from continuing operations:
Basic and diluted	$(0.04)	$(0.10)	$(0.12)	$(0.26)
Net (loss)/income per share from discontinued operations:
Basic and diluted	$(0.02)	$—	$0.63	$—
Net (loss)/income per share attributable to common stockholders:
Basic and diluted	$(0.06)	$(0.10)	$0.51	$(0.26)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	14,817,084	21,997,768	14,722,474	18,577,006

Luna Innovations Incorporated
Consolidated Balance Sheets

	December 31, 2014	June 30, 2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,116,969	$7,512,513
Accounts receivable, net	5,689,615	9,330,045
Inventory, net	3,364,233	9,955,920
Prepaid expenses	715,302	1,933,984
Total current assets	23,886,119	28,732,462
Property and equipment, net	3,497,057	6,719,424
Intangible assets, net	199,277	11,528,262
Goodwill	—	614,184
Other assets	1,995	88,948
Total assets	$27,584,448	$47,683,280
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligation	$625,000	$1,500,000
Current portion of capital lease obligation	70,725	61,552
Accounts payable	1,447,177	4,074,732
Accrued liabilities	5,468,849	6,179,975
Deferred revenue	861,081	706,892
Total current liabilities	8,472,832	12,523,151
Long-term deferred rent	1,570,377	1,507,814
Long-term debt	—	4,375,000
Long-term lease obligation	39,582	45,922
Total liabilities	10,082,791	18,451,887
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $ 0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2014 and June 30, 2015	1,322	1,322
Common stock, par value $ 0.001, 100,000,000 shares authorized, 15,110,924 and 27,558,569 shares issued, 15,088,199 and 27,505,917 shares outstanding at December 31, 2014 and June 30, 2015	15,541	28,052
Less treasury stock at cost, 22,725 and 52,650 shares at December 31, 2014 and June 30, 2015	(32,221)	(65,334)
Additional paid-in capital	64,147,666	80,734,306
Accumulated deficit	(46,630,651)	(51,466,953)
Total stockholders’ equity	17,501,657	29,231,393
Total liabilities and stockholders’ equity	$27,584,448	$47,683,280

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2015
	2014	2015
	(unaudited)
Cash flows used in operating activities
Net income/(loss)	$7,624,385	$(4,795,760)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	336,564	824,251
Share-based compensation	488,593	571,439
Bad debt expense	—	10,375
Gain on sale of discontinued operations, net of income taxes	(9,370,799)	—
Tax benefit from utilization of loss from current year operations	(1,163,301)	—
Change in assets and liabilities
Accounts receivable	(73,857)	(335,811)
Inventory	(6,796)	(1,345,687)
Other current assets	72,141	(358,794)
Other assets	37,584	—
Accounts payable and accrued expenses	(761,149)	(1,271,686)
Deferred revenue	(299,712)	(154,189)
Net cash used in operating activities	(3,116,347)	(6,855,862)
Cash flows provided by investing activities
Acquisition of property and equipment	(135,136)	(50,175)
Intangible property costs	(138,118)	(123,578)
Proceeds from sale of discontinued operations, net of fees	10,927,268	—
Cash from merger with Advanced Photonix, Inc.	—	374,517
Net cash provided by investing activities	10,654,014	200,764
Cash flows (used in)/provided by financing activities
Payments on capital lease obligations	(32,810)	(36,406)
Payments of debt obligations	(750,000)	(5,962,355)
Proceeds from long-term debt obligation	—	6,000,000
Purchase of treasury stock	(32,221)	(33,113)
Proceeds from the exercise of options and warrants	173,796	82,516
Net cash (used in)/provided by financing activities	(641,235)	50,642
Net increase in cash or cash equivalents	6,896,432	(6,604,456)
Cash and cash equivalents-beginning of period	7,778,541	14,116,969
Cash and cash equivalents-end of period	$14,674,973	$7,512,513

Luna Innovations Incorporated
Reconciliation of Net (Loss)/Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(unaudited)		(unaudited)
Net (loss)/income	$(915,839)	$(2,168,605)	$7,624,385	$(4,795,760)
Less (loss)/income from discontinued operations, net of income taxes	(330,716)	—	9,342,723	—
Net loss from continuing operations	(585,123)	(2,168,605)	(1,718,338)	(4,795,760)
Interest expense	27,302	49,966	59,667	59,103
Tax (benefit)/expense	(375,983)	—	(1,145,173)	2,808
Depreciation and amortization	134,259	659,170	336,564	824,251
EBITDA	(799,545)	(1,459,469)	(2,467,280)	(3,909,598)
Share-based compensation	257,654	300,362	488,593	571,439
Non-recurring charges	—	1,740,286	—	3,541,502
Adjusted EBITDA	$(541,891)	$581,179	$(1,978,687)	$203,343
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com